EXHIBIT 10.28
THIRD AMENDMENT
OF
USG CORPORATION DEFERRED COMPENSATION PLAN
(Effective as of April 1, 2007)
WHEREAS, USG Corporation maintains the USG Corporation Deferred Compensation Plan (the "Plan"); and
WHEREAS, amendment of the Plan now is considered desirable;
NOW, THEREFORE, pursuant to the amending power reserved to USG Corporation as the "Company" under Section 9 of the Plan, as amended, and pursuant to the resolution of the Board of Directors of USG Corporation dated November 13, 2014, the Plan be and is further amended, effective December 3, 2014, by substituting the following for the third sentence of Section 4.2 of the Plan:

The investment alternatives shall be determined by the Committee in its discretion, except that the investment alternatives shall not include a Stock Equivalent Account.

IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by an officer thereunto duly authorized this 21st day of November, 2014.

USG CORPORATION By: /s/ Chris Rosenthal
Its : Vice President, Compensation, Benefits
and Corporate Services